UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)
May 24, 2012
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CHINO COMMERCIAL BANCORP
(Exact Name of Registrant as Specified in its Charter)
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California (State or other jurisdiction of incorporation or organization)	000-35366 (Commission File No.)	20-4797048 (I.R.S. Employee Identification No.)

14245 Pipeline Avenue, Chino, California 91710
(Address of Principal Executive Offices) (Zip Code)

(909) 393-8880
(Registrant’s Telephone Number including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Submission of Matters to Vote of Security Holders

The Company’s annual meeting of shareholders was held on May 24, 2012. A total of 548,143 shares were represented and voting at the meeting, constituting 66.09 of the 829,402 issued and outstanding shares entitled to vote at the meeting. Proxies were solicited by the Company’s management pursuant to Regulation 14 under the Securities Exchange Act of 1934.  There was no solicitation in opposition to Management’s nominees for directorship as listed in the proxy statement, and all of such nominees were elected pursuant to the vote of shareholders. The directors noted below were elected to one-year terms. The votes tabulated were:

	Authority	Authority
Name:	Given:	Withheld:
Dann H. Bowman	448,561	3,900
Linda M. Cooper	450,633	1,828
Michael A. Di Pietro	450,633	1,828
H.H. Kindsvater	450,633	1,828
Richard G. Malooly	450,633	1,828
Bernard J. Wolfswinkel	450,633	1,828
Thomas A. Woodbury, D.O.	450,333	2,128
Jeanette L. Young	450,633	1,828

There were 95,382 broker non-votes received with respect to this item.

The appointment of Hutchinson and Bloodgood, LLP as the Company’s independent registered public accounting firm for 2012 was ratified, with the number of shares cast as follows:

For	Against	Abstain
546,118	2,025	0

 The number voting “for” constituted 65.85% of the total number of shares represented and voting at the meeting with respect to proposal 2.  There were no broker non-votes received with respect to this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 30, 2012	CHINO COMMERCIAL BANCORP By: /s/Dann H. Bowman Dann H. Bowman President and Chief Executive Officer (Officer authorized to sign on behalf of registrant)